Exhibit 1.1

INMUNE BIO Inc.

AMENDMENT NO. 1 TO

At-the-market SALES AGREEMENT

August 16, 2023

BTIG, LLC

65 East 55th Street

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the At-The-Market Sales Agreement, dated March 10, 2021, including the Schedules and Exhibits thereto (the “Sales Agreement”), between INmune Bio Inc., a Nevada corporation (the “Company”), and BTIG, LLC (“BTIG” and, together with the Company, the “Parties”), pursuant to which the Company agreed that it may issue and sell to or through BTIG, as sales agent and/or principal, up to that number of shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of $45,000,000, subject to the limitations set forth in Section 5(c) of the Sales Agreement.

The Parties wish to modify and amend the Sales Agreement as provided in this Amendment No. 1, dated August 16, 2023, to the Sales Agreement (this “Amendment”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement.

BTIG and the Company hereby agree as follows:

A. Amendments to Sales Agreement. The Sales Agreement is hereby amended, effective August 16, 2023, as follows:

1. The second paragraph of Section 1 of the Sales Agreement is hereby deleted in its entirety and replaced with the following:

“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission, not earlier than three years prior to the date hereof, a shelf registration statement on Form S-3 (File No. 333-254221), including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement at the time it became effective specifically relating to the offering of Common Stock pursuant to this Agreement (the “Prospectus Supplement”). The Company will furnish to BTIG, for use by BTIG, copies of the prospectus included as part of such registration statement at the time it became effective, as supplemented by the Prospectus Supplement, relating to the offering of Common Stock pursuant to this Agreement. Except where the context otherwise requires, “Registration Statement,” as used herein, means such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as well as any new registration statement as may have been filed pursuant to Section 7(aa), including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B under the Securities Act, to be part of the registration statement at the effective time, and (3) any abbreviated registration statement filed pursuant to Rule 462(b) under the Securities Act to register the offer and sale of additional shares of Common Stock pursuant to this Agreement. Except where the context otherwise requires, “Prospectus,” as used herein, means the base prospectus included in the registration statement at the time it became effective, including all documents incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) under the Securities Act), as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Common Stock that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Applications (collectively “EDGAR”).

2. Section 6(a) of the Sales Agreement is hereby deleted in its entirety and replaced with the following:

“Registration Statement and Prospectus. The Registration Statement was declared effective under the Securities Act by the Commission on May 5, 2021, and any post-effective amendment thereto and any Rule 462(b) Registration Statement have also been declared effective by the Commission or became effective upon filing under the Securities Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(1) under the Securities Act objecting to the use of the shelf registration statement form. At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the Shares in accordance with Rules 456(a) and 457(o) under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. At the time of (i) the initial filing of the Registration Statement with the Commission and (ii) the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then applicable requirements for use of Form S-3 under the Securities Act. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. In the section entitled “Plan of Distribution” in the Prospectus Supplement, the Company has named BTIG, LLC as an agent that the Company has engaged in connection with the transactions contemplated by this Agreement. The Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act..”

3. Section 6(ll) of the Sales Agreement is hereby deleted in its entirety and replaced with the following:

“Market Capitalization. As of the close of trading on the Exchange on August 14, 2023, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $96,376,755 (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Exchange on August 14, 2023 by (y) the number of Non-Affiliate Shares outstanding on August 14, 2023). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current “Form 10 information” (as defined in Instruction 4 to General Instruction I.B.6. of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.”

4. Section 13 of the Sales Agreement is hereby deleted in its entirety and replaced with the following:

“All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to BTIG, shall be delivered to:

BTIG, LLC

65 E 55th Street

New York, NY 10022

Attention: Equity Capital Markets

Email: BTIGUSATMTrading@btig.com

with copies (which shall not constitute notice) to:

BTIG, LLC

600 Montgomery Street, 6th Floor

San Francisco, CA 94111

Attention: General Counsel and Chief Compliance Officer

Email: BTIGcompliance@btig.com

legal@btig.com

and:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone: (212) 262-6700

Facsimile: (212) 262-7402

Attention: Steven M. Skolnick

Email: sskolnick@lowenstein.com

and if to the Company, shall be delivered to:

INmune Bio Inc.

225 NE Mizner Blvd., Suite 640

Boca Raton, FL 33432

Attention: David J. Moss, CFO

Email: dmoss@inmunebio.com

with a copy (which shall not constitute notice) to:

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Attention: Marc Ross, Esq.

Email: mross@srf.law

Each party may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party (other than pursuant to auto-reply). Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.”

5. Schedule 1 is hereby amended by adding the words “as amended on August 16, 2023” immediately after “March 10, 2021” in such Schedule.

6. The first sentence of the Form of Officer’s Certificate attached as Exhibit 7(m) is hereby amended by adding the words “as amended on August 16, 2023” immediately after “March 10, 2021” in such sentence.

7. The first sentence of the Form of Certificate of Chief Scientific Officer attached as Exhibit 7(p) is hereby amended by adding the words “as amended on August 16, 2023” immediately after “March 10, 2021” in such sentence.

B. No Other Amendments. Except as amended as set forth in Part A above, all of the terms and provisions of the Sales Agreement shall continue in full force and effect and shall not be in any way changed, modified or superseded by this Amendment.

C. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

D. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

INMUNE BIO INC.

By:	/s/ David Moss
Name:	David Moss
Title:	Chief Financial Officer

ACCEPTED as of the date first-above written:

BTIG, LLC

By:	/s/ KC Stone
Name:	KC Stone
Title:	Managing Director

[Signature Page to Amendment No. 1 to Sales Agreement]

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